UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

On August 24, 2004, Opsware Inc., a Delaware corporation, issued a press release announcing that Opsware and Electronic Data Systems Corporation amended, effective as of August 15, 2004, that certain Opsware License Agreement dated as of June 14, 2002, and under such amended agreement, Electronic Data Systems extended its agreement to license the Opsware System software through March 2008, with five annually renewable terms beginning at that date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits.

Exhibit No.	Exhibit Title
99.01	Press Release dated August 24, 2004 issued by Opsware Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2004		OPSWARE INC.

	By:	/S/ SHARLENE P. ABRAMS
Sharlene P. Abrams
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.01	Press Release dated August 24, 2004 issued by Opsware Inc.